Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175245 of Marathon Petroleum Corporation on Form S-8 of our report related to the financial statements and supplemental schedule of the Marathon Petroleum Thrift Plan dated June 25, 2012, appearing in this Annual Report on Form 11-K of Marathon Petroleum Thrift Plan for the period from July 1, 2011 (Date of Inception) to December 31, 2011.

/s/ McConnell & Jones LLP

Houston, Texas

June 25, 2012

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